Exhibit 23.3

CONSENT OF NETHERLAND, SEWELL & ASSOCIATES INC.

As independent oil and gas consultants, we hereby consent to the references to our firm in the Registration Statement on Form S-3 (the “Registration Statement”) of Gulfport Energy Corporation (the “Company”) and to (i) the incorporation by reference in the Registration Statement of our report dated January 22, 2016 with respect to the estimates of reserves, future production, and income attributable to certain leasehold interests of the Company located in Ohio, Colorado and Louisiana as of December 31, 2015, and (ii) the use of information in the Registration Statement from our reports dated January 14, 2015, and January 14, 2014, with respect to the estimates of reserves, future production and income attributable to certain leasehold interests of the Company, as of December 31, 2014, and December 31, 2013, respectively. We further consent to the reference to our firm under the heading “Experts” in the Registration Statement.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Danny D. Simmons
Name: Danny D. Simmons, P.E. Title: President and Chief Operating Officer

Houston, Texas

December 13, 2016